                                                                   EXHIBIT 10.42
                   ==========================================

                                CREDIT AGREEMENT


                           Dated as of March 29, 1999


                                      Among


                                CODE-ALARM, INC.

                                       and

                            THE LENDERS NAMED HEREIN

                   ==========================================

                                TABLE OF CONTENTS

                                                                                                           Page

I.       DEFINITIONS........................................................................................1

II.      THE LOANS..........................................................................................5
                     SECTION 2.01  Commitments..............................................................5
                     SECTION 2.02  Loans; Use of Proceeds...................................................6
                     SECTION 2.03  Notice of Loans..........................................................6
                     SECTION 2.04  Notes; Repayment of Loans................................................6
                     SECTION 2.05  Interest on Loans........................................................7
                     SECTION 2.06  Fees.....................................................................7
                     SECTION 2.07  Termination and Reduction of Commitments.................................7
                     SECTION 2.08  Interest on Overdue Amounts..............................................7
                     SECTION 2.09  Prepayment of Loans......................................................7
                     SECTION 2.10  Pro Rata Treatment.......................................................8
                     SECTION 2.11  Payments and Computations................................................8

III.     [INTENTIONALLY OMITTED]............................................................................8

IV.      REPRESENTATIONS AND WARRANTIES.....................................................................8
                     SECTION 4.01  Organization.............................................................8
                     SECTION 4.02  Capitalization...........................................................9
                     SECTION 4.03  Authorization; Validity of Agreement; etc................................9
                     SECTION 4.04  Consents and Approvals, etc..............................................9
                     SECTION 4.05  Use of Proceeds.........................................................10

V.       CONDITIONS OF LOANS...............................................................................10
                     SECTION 5.01  All Loans...............................................................10
                     SECTION 5.02  First Borrowing.........................................................10

VI.      AFFIRMATIVE COVENANTS.............................................................................12
                     SECTION 6.01  Legal Existence.........................................................12
                     SECTION 6.02  Businesses and Properties...............................................12
                     SECTION 6.03  Insurance...............................................................12
                     SECTION 6.04  Taxes...................................................................13
                     SECTION 6.05  Financial Statements, Reports, etc......................................13
                     SECTION 6.06  Litigation and Other Notices............................................13
                     SECTION 6.07  Maintaining Records; Access to Properties and Inspections;
                               Right to Audit..............................................................14

VII.     NEGATIVE COVENANTS................................................................................14
                     SECTION 7.01  Dividends, Distributions and Payments...................................14
                     SECTION 7.02  Business................................................................14
                     SECTION 7.03  Use of Proceeds.........................................................14
                     SECTION 7.04  Prepayment of Subordinated Indebtedness.................................14
                     SECTION 7.05  Negative Pledges, Etc...................................................14

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

VIII.    EVENTS OF DEFAULT.................................................................................15

IX.      MISCELLANEOUS.....................................................................................16
                     SECTION 9.01  Notices.................................................................16
                     SECTION 9.02  Survival of Agreement...................................................17
                     SECTION 9.03  Successors and Assigns; Participations..................................17
                     SECTION 9.04  Expenses; Indemnity.....................................................18
                     SECTION 9.05  Applicable Law..........................................................19
                     SECTION 9.06  Payments on Business Days...............................................19
                     SECTION 9.07  Waivers; Amendments.....................................................19
                     SECTION 9.08  Severability............................................................20
                     SECTION 9.09  Entire Agreement; Waiver of Jury Trial, etc.............................20
                     SECTION 9.10  Confidentiality.........................................................20
                     SECTION 9.11  Submission to Jurisdiction..............................................21
                     SECTION 9.12  Counterparts; Facsimile Signature.......................................21
                     SECTION 9.13  Interest Rate Limitation................................................21
                     SECTION 9.14  Headings................................................................22

X.       SUBORDINATION.....................................................................................22
                     SECTION 10.01  General................................................................22
                     SECTION 10.02  Limitation on Payment and Remedies.....................................22
                     SECTION 10.03  Subordination Upon Certain Events......................................23
                     SECTION 10.04  Payments and Distributions Received....................................23
                     SECTION 10.05  No Prejudice or Impairment.............................................23
                     SECTION 10.06  Subrogation............................................................23
                     SECTION 10.07  Relative Rights........................................................23
                     SECTION 10.08  Section Not to Prevent Events of Default...............................24



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                                                                            Page
                                                                            ----


EXHIBITS

EXHIBIT A         Form of Note
EXHIBIT B         Form of Amendment to Warrants


SCHEDULES

SCHEDULE 2.01     Commitments
SCHEDULE 4.02     Capitalization



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                  CREDIT AGREEMENT dated as of March 29, 1999, among CODE-
                  ALARM, INC., a Michigan corporation (the "Borrower"), PEGASUS PARTNERS, L.P., a Delaware limited partnership, PEGASUS RELATED PARTNERS, L.P., a Delaware limited partnership and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (together with their respective successors and assigns, collectively, the "Lenders").

                  The Borrower has applied to the Lenders for Loans (such term and all other capitalized terms used in this paragraph having the respective meanings ascribed to such terms above or hereinafter) up to an aggregate principal amount not in excess of $1,500,000 at any time outstanding prior to the Termination Date. The proceeds of the Loans shall be used for working capital needs of the Borrower. The Lenders are severally, and not jointly, willing to extend such Loans to the Borrower subject to the terms and conditions hereinafter set forth. Accordingly, the Borrower and the Lenders hereby agree as follows:

1.       DEFINITIONS

                  For purposes of this Agreement, the following terms shall have the meanings specified below:

                  "Affiliate" of any person shall mean any other person (i) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Borrower or (ii) who is a director or executive officer (as such term is defined in Rule 3b-7 under the Exchange Act) of the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of securities, by contract or otherwise.

                  "Blockage Notice" shall mean a notice that a Senior Default has occurred and is continuing, given to the Borrower and the Lenders by the holders of a majority in principal amount of the Senior Indebtedness then outstanding (or their authorized agent); provided, however, that no such notice shall be effective as a Blockage Notice with respect to a non-monetary Senior Default (A) if an effective Blockage Notice with respect to any non-monetary Senior Default shall have been given within 270 days prior thereto or (B) if based upon a non-monetary Senior Default that was the basis of a prior effective Blockage Notice and such non-monetary Senior Default has not been cured or waived for a period of at least 90 days.

                  "Blockage Period" with respect to a Blockage Notice is the period commencing upon the Company's receipt of such Blockage Notice and expiring (i) in the case of a non-monetary Senior Default, after the earlier of
(A) 90 days and (B) the date that all Senior Defaults that gave rise to the Blockage Notice shall have been remedied or waived in writing or shall have ceased to exist and (ii) in the case of a monetary Senior Default, upon the date that all Senior Defaults that gave rise to the Blockage Notice shall have been remedied or waived in writing or shall have ceased to exist.

                  "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

                  "Borrower" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday in the State of New York, on which banks are open for substantially all their banking business in New York City.

                  "Closing Date" shall mean the date of the first borrowing under this Agreement, but in no event later than April 2, 1999.

                  "Commitment" shall mean, with respect to any Lender, the commitment of such Lender as set forth in Schedule 2.01 annexed hereto, as the same may be reduced from time to time pursuant to this Agreement including, without limitation, Section 2.07 hereof.

                  "Default" shall mean any condition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

                  "dollars" or the symbol "$" shall mean lawful currency of the United States of America.

                  "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss. 1251 et seq.), the Oil Pollution Act of 1990 (33 U.S.C. ss.2701 et. seq.), the Safe Drinking Water Act (42 U.S.C. ss. 300f, et seq.), the Clear Air Act (42 U.S.C. ss. 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. ss. 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss. 651 et seq.), as such laws have been and hereafter may be amended or supplemented, and any related or analogous present or future Federal, state or local statutes, rules, regulations, ordinances, licenses, permits and interpretations and orders of regulatory and administrative bodies.

                  "Event of Default" shall have the meaning assigned to such term in Article VIII hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

                  "Financial Officer" shall mean, with respect to any person, the chief financial officer of such person.

                  "GE Credit Agreement" shall mean the Credit Agreement dated as of October 24, 1997 among the Borrower, the credit parties specified therein, the lenders specified therein and General Electric Capital Corporation as agent for said lenders, as amended, modified, restated, extended, refinanced or replaced from time to time.

                  "Guarantee" shall mean any obligation, contingent or otherwise, of any person guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other person in any manner, whether directly or indirectly, and shall include, without limitation, any obligation of such person, direct or indirect, to (i) purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or obligation, (ii) purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or obligation of the payment of such Indebtedness or obligation, or (iii) maintain working capital, equity capital, available cash or other financial condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or obligation; provided, however, that the term Guarantee shall not include endorsements for collection or collections for deposit, in either case in the ordinary course of business.

                  "Guarantor" shall mean, collectively, any person that becomes a guarantor of the Obligations after the date hereof.

                  "Indebtedness" shall mean, with respect to any person, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments or upon which interest charges are customarily paid, (c) all obligations of such person for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue beyond such period as is commercially reasonable for such person's business, (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person and all obligations under or in respect of capital leases, (e) all payment obligations of such person with respect to interest rate or currency protection agreements, (f) all obligations of such person as an account party under any letter of credit or in respect of bankers' acceptances, (g) all obligations of any third party secured by property or assets of such person (regardless of whether or not such person is liable for repayment of such obligations), (h) all Guarantees of such person and (i) the redemption price of all redeemable preferred stock of such person, but only to the extent that such stock is redeemable at the option of the holder or requires sinking fund or similar payments at any time prior to the Termination Date.

                  "Indemnitees" shall have the meaning assigned to such term in
Section 9.04(c) hereof.

                  "Information" shall have the meaning assigned to such term in
Section 9.10 hereof.

                  "Lenders" shall have the meaning assigned to such term in the preamble to this Agreement.

                  "Lien" shall mean, with respect to any asset, (i) any mortgage, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset, (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities or (iv) any other right of or arrangement with any creditor to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

                  "Loan" shall mean a loan made pursuant to Section 2.01 hereof.

                  "Loan Documents" shall mean this Agreement, the Notes and each other document, instrument or agreement now or hereafter delivered to any Lender in connection herewith or therewith.

                  "Loan Party" shall mean the Borrower, each Guarantor (if any) and each subsidiary of any thereof.

                  "Margin Stock" shall have the meaning assigned to such term in Regulation U.

                  "Material Adverse Effect" shall mean a material adverse effect on (i) the business, assets, prospects, operations or financial or other condition of the Borrower and its subsidiaries, taken as a whole, measured in each case since December 31, 1998, (ii) the ability of any Loan Party to perform or pay the Obligations in accordance with the terms hereof or of any other Loan Document or (iii) the rights of, or benefits available to, any Lender under any Loan Document.

                  "Net Borrowing Availability" shall have the meaning set forth in the GE Credit Agreement as defined on the date hereof.

                  "Notes" shall mean the revolving credit notes of the Borrower, executed and delivered as provided in Section 2.04 hereof, in substantially the form of Exhibit A annexed hereto, as amended, modified or supplemented from time to time.

                  "Obligations" shall mean all obligations, liabilities and Indebtedness of the Borrower to the Lenders, whether now existing or hereafter created, direct or indirect, due or not, whether created directly or acquired by assignment, participation or otherwise, with respect to the principal of and interest on the Loans and the payment or performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders hereunder or under any one or more of the other Loan Documents (including, without limitation, the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, and interest that, but for the filing of a petition in bankruptcy with respect to the Borrower, would accrue on such obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy proceeding), including without limitation all fees, costs, expenses and indemnity obligations hereunder and thereunder.

                  "person" shall mean any natural person, corporation, business trust, limited liability company, association, company, joint venture, limited liability partnership, partnership or government or any agency or political subdivision thereof.

                  "Regulation T" shall mean Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Remedy Notice" shall have the meaning set forth in Section
10.02 hereof.

                  "Remedy Standstill Period" shall have the meaning set forth in
Section 10.02 hereof.

                  "Required Lenders" shall mean Lenders having 51% of the Total Commitment.

                  "Responsible Officer" shall mean, with respect to any person, any vice president or president, or the chief financial officer or controller, of such person.

                  "Senior Default" shall mean an event of default that occurs and is continuing with respect to Senior Indebtedness that permits the holders thereof to accelerate the maturity of such Senior Indebtedness.

                  "Senior Indebtedness" shall mean (i) the principal of and interest on (including without limitation any interest, fees, charges and other amounts that accrue after the commencement of any case, proceeding or other legal action relating to the bankruptcy, insolvency or reorganization of the Borrower whether or not such interest constitutes an allowed claim) the loans made to the Borrower pursuant to the GE Credit Agreement and (ii) any other monetary obligations of the Borrower arising out of or in connection with the GE Credit Agreement or any related instruments or agreements, including, without limitation, expenses, fees, reimbursements and indemnities.

                  "subsidiary" shall mean, with respect to any person, any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by the parent of such person or one or more subsidiaries of the parent of such person.

                  "Termination Date" shall mean October 24, 2000 or such earlier date as the Loans shall otherwise be payable in full and the Total Commitment shall terminate, expire or be canceled in accordance with the terms of this Agreement.

                  "Total Commitment" shall mean the sum of the Commitments, as the same may be reduced from time to time pursuant to this Agreement, including, without limitation, pursuant to Section 2.07 hereof.

2.       THE LOANS

                  SECTION 2.1 Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties made herein, each Lender, severally and not jointly, agrees to make Loans to the Borrower, at any time and from time to time from the date hereof to the Termination Date; provided, that no Loan by any Lender shall exceed the Commitment of such Lender at the time such Loan is to be made and the aggregate principal amount of all Loans made by any Lender at any time outstanding shall not exceed the amount of such Lender's initial Commitment set forth opposite its name in Schedule 2.01 annexed hereto.

                  (b) Subject to the foregoing and within the foregoing limits, the Borrower may borrow and repay (or, subject to the provisions of Section 2.09 hereof, prepay), Loans on and after the date hereof and prior to the Termination Date, subject to the terms, provisions and limitations set forth herein, including, without limitation, the requirement that no Loan shall be made hereunder if the amount thereof would exceed the Total Commitment. In addition, without limiting the foregoing, no Loan shall be made hereunder unless after giving effect to such Loan and any contemporaneous borrowing made under the GE Credit Agreement the Net Borrowing Availability under the GE Credit Agreement is less than $100,000. No Loan or portion thereof that is repaid or prepaid may be reborrowed.

                  SECTION 2.2 Loans; Use of Proceeds. (a) The Loans made by the Lenders on any date shall be in integral multiples of $500,000.

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

                  (1) Loans shall be made ratably by the Lenders in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder. The initial Loans shall be made by the Lenders against delivery of Notes, payable to the order of the Lenders, as referred to in Section 2.04 hereof.

                  (2) Each Lender shall make its Loans on the proposed dates thereof by wire transfer to the Borrower in accordance with the Borrower's written instructions.

                  (3) The proceeds of each Loan shall be used solely for working capital requirements of the Borrower.

                  SECTION 2.3 Notice of Loans. The Borrower shall, through a Responsible Officer of the Borrower, give the Lenders irrevocable written, telex or facsimile notice (promptly confirmed in writing) of each borrowing not later than 11:00 A.M., New York City time, two (2) Business Days before a proposed borrowing. Such notice shall specify the date of such borrowing (which shall be a Business Day) and the amount thereof.

                  SECTION 2.4 Notes; Repayment of Loans. (a) All Loans made by a Lender to the Borrower shall be evidenced by a single Note, duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form of Exhibit A annexed hereto, delivered and payable to such Lender in a principal amount equal to its Commitment on such date. The outstanding balance of each Loan, as evidenced by any such Note, shall mature and be due and payable on the Termination Date.

                  (b) Each Note shall bear interest from its date on the outstanding principal balance thereof, as provided in Section 2.05 hereof.

                  (c) Each Lender is hereby authorized by the Borrower to endorse on the schedule attached to the Note, as applicable, of such Lender (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Loan to the Borrower from such Lender, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that no Lender shall be required to make such a notation and the failure of any person to make such a notation on a Note shall not affect any obligations of the Borrower under such Note. Any such notation shall be conclusive and binding as to the date and amount of such Loan or portion thereof, or payment or prepayment of principal or interest thereon, absent manifest error.

                  (d) The Borrower shall repay the principal amount of the Loans in consecutive monthly installments commencing on June 3, 1999, and continuing on the third (3rd) Business Day of each calendar month thereafter until repaid in full. Each such installment shall be in an amount equal to the lesser of: (A) the lowest daily Net


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

Borrowing Availability as of the close of business for each Business Day of the then immediately preceding calendar month (and if Net Borrowing Availability was less than $100,000 or was negative as of the close of business on any such day, the amount determined for purposes of this clause (A), and therefore the proposed principal installment amount due for such month, shall be zero) and (B) the amount, if any, by which the Net Borrowing Availability as of the close of business on the Business Day immediately preceding the proposed date of such installment payment exceeds $350,000. To the extent that as of any installment date, the amount required to be repaid, as determined pursuant to the immediately preceding sentence, exceeds the then outstanding principal balance of the Loans, then the Total Commitment shall thereupon be reduced permanently by the amount of such excess, which reduction shall be allocated ratably among the Lenders in the proportions that their Commitments bear to the Total Commitment.

                  SECTION 2.5 Interest on Loans. (a) Subject to the provisions of Section 2.08 hereof, each Loan shall bear interest at a rate per annum equal to fifteen percent (15%).

                  (1) Interest on each Loan shall be payable in arrears on the first Business Day of each calendar month and on the Termination Date. Interest on each Loan shall be computed based on the number of days elapsed in a year of 360 days.

                  SECTION 2.6 Fees. On or before September 1, 1999, the Borrower shall pay to Pegasus Partners, L.P. and Pegasus Related Partners, L.P. (for their ratable benefit based on the proportions that their initial Commitments bear to $1,150,000) a nonrefundable fee of $15,000, it being understood and agreed that such fee is fully earned as of the date that the initial Loans are made hereunder.

                  SECTION 2.7 Termination and Reduction of Commitments. (a) Notwithstanding any reductions in the Commitment pursuant to any other subsection of this Section 2.07, the Total Commitment shall be reduced automatically and permanently (pro rata among the Lenders in the proportions that their Commitments bear to the Total Commitment) by the original principal amount of each Loan made by such Lender upon the making of such Loan. In any event, the Total Commitment and the Commitment of each Lender shall automatically and permanently terminate on the Termination Date, and all Loans still outstanding on such date shall be due and payable in full together with accrued interest thereon.

                  (b) Upon at least one (1) Business Day's prior irrevocable written notice (or facsimile notice promptly confirmed in writing) to the Lenders, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment, ratably among the Lenders in accordance with the amounts of their Commitments. Each partial reduction of the Total Commitment shall be in an integral multiple of $100,000.

                  SECTION 2.8 Interest on Overdue Amounts. (a) If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on all Obligations outstanding up to the date of actual payment of such defaulted amount (after as well as before judgment) at a rate per annum equal to eighteen percent (18%).

                  SECTION 2.9 Prepayment of Loans. (a) Subject to the terms and conditions contained in this Section 2.09 and elsewhere in this Agreement, following repayment in full in cash of all Senior Indebtedness and termination of all commitments of the lenders under the GE Credit Agreement the Borrower shall have the right to prepay the Loans at any time in whole or from time to time in part without penalty. Each prepayment of the Loans shall be in an integral multiple of $100,000 (or if less, the outstanding balance of the Loans).

                  (1) When making a prepayment of the Loans, the Borrower shall furnish to the Lenders, not later than 11:00 A.M. (New York City time) (i) one Business Day prior to the date of such prepayment, written, telex or facsimile notice (promptly confirmed in writing) of prepayment which shall specify the prepayment date and the principal amount of the Loans to be prepaid, which notice shall be irrevocable and shall commit the Borrower to prepay the Loans by the amount stated therein on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

                  SECTION 2.10 Pro Rata Treatment. Except as otherwise expressly stated herein, each borrowing, each payment or prepayment of principal of the Notes, each payment of interest on the Notes, each payment of any fee or other amount payable hereunder and each reduction of the Total Commitment shall be made pro rata among the Lenders in the proportions that their initial Commitments bear to the Total Commitment; provided, however, that to the extent that General Electric Capital Corporation applies the proceeds of Collateral (as defined in the GE Credit agreement) to its outstanding Loans hereunder, General Electric Capital Corporation shall not be required to share such "payments" with the other Lenders hereunder.

                  SECTION 2.11 Payments and Computations. The Borrower shall make each payment hereunder and under any instrument delivered hereunder not later than 1:00 p.m. (New York City time) on the day when due in lawful money of the United States (in freely transferable dollars) to the Lenders in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lenders, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.

3.       [INTENTIONALLY OMITTED]

4.       REPRESENTATIONS AND WARRANTIES

                  Each Loan Party makes the following representations and warranties to the Lenders as of the Closing Date and each date thereafter that a Loan is requested by or made to the Borrower.

                  SECTION 4.1 Organization. (a) The Borrower and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such governmental approvals could not reasonably be expected to have a Material Adverse Effect. The Borrower and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent the Borrower from consummating any of the transactions contemplated by this Agreement.

                           (b) The Borrower has heretofore made available to the
Lenders a complete and correct copy of its articles of incorporation, as amended, and its by-laws and the organizational documents of each of its subsidiaries, as currently in effect. Each such document is in full force and effect and no other organizational documents are applicable to or binding upon the Borrower or any subsidiary thereof.

                  SECTION 4.2 Capitalization. (a) The authorized capital stock of the Borrower consists of 20,000,000 shares of common stock and 500,000 shares of preferred stock, no par value, 400,000 shares of which are designated Series A preferred stock, of which 200,000 are designated Series A-1 preferred shares and 200,000 are designated Series A-2 preferred shares and one share of which is designated Series B preferred stock. Schedule 4.02 sets forth as of the Closing Date each subsidiary of the Borrower and the (i) the number of issued and outstanding shares of common stock and preferred stock as of the date hereof;
(ii) a description of all unexpired options to purchase common stock ("Borrower Options"), including number of shares, exercise price, date of vesting and exercise date as well as a statement describing outstanding Borrower Options; and (iii) all other shares of common stock issuable to any person pursuant to any existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character. None of the Borrower or any of its subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of the Borrower or any of its subsidiaries, respectively, as a result of the transactions contemplated by this Agreement.

                           (b) All of the outstanding shares of capital stock of
each of the Borrower's subsidiaries are beneficially owned by the Borrower, directly or indirectly, free and clear of all security interests, liens, claims, pledges, agreements, limitations on voting rights, charges or other encumbrances of any nature whatsoever, except for liens securing Indebtedness under the GE Credit Agreement.

                  SECTION 4.3 Authorization; Validity of Agreement; etc. The Borrower has full corporate power and authority to execute and deliver the Loan Documents and to issue the Notes and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Borrower of the Loan Documents and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of the Borrower and no other corporate or shareholder action on the part of the Borrower is necessary to authorize the execution, delivery or performance by the Borrower of any Loan Document, the issuance of any Notes or the consummation by it of the transactions contemplated hereby and thereby. Each Loan Document has been duly executed and delivered by the Borrower and constitutes a valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  SECTION 4.4 Consents and Approvals, etc. Neither execution, delivery or performance of any Loan Document, issuance of any Note, consummation by the Borrower of the transactions contemplated hereby or thereby, nor compliance by the Borrower with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provision of the Borrower's articles of incorporation, as amended, or the by-laws or other organizational documents of the Borrower or of any of its subsidiaries, (ii) require on the part of the Borrower any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or other governmental or regulatory authority or agency, including, without limitation, any consent or approval of any federal, state, local or foreign insurance industry agency, commission or other governing body, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or prevent the Borrower from consummating the transactions contemplated hereby or thereby, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Borrower or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Borrower, any of its subsidiaries or any of their properties or assets.

                  SECTION 4.5 Use of Proceeds. No proceeds of any Loan will be used for any purpose which entails a violation of, or is inconsistent with, Regulation T, U or X of the Board of Governors of the Federal Reserve System, or for any purpose other than the working capital requirements of the Borrower.

5.       CONDITIONS OF LOANS

                  The right of the Borrower to request any Loan hereunder and the obligation of each Lender to make any Loan hereunder shall be subject to the following conditions precedent:

                  SECTION 5.1 All Loans.

                  (1) The Lenders shall have received a notice of borrowing with respect to such Loan as required by Section 2.03 hereof.

                  (2) On the date that such Loan is requested by the Borrower and the date that such Loan is made by the Lenders (immediately before and after giving effect to such request or Loan, as the case may be), the representations and warranties set forth in Article IV hereof and in any document delivered herewith, including, without limitation, the Loan Documents, shall be true and correct in all material respects with the same effect as though made on and as of such date (except insofar as such representations and warranties relate expressly to an earlier date, in which case they shall have been true on and as of such date).

                  (3) No Default or Event of Default shall have occurred and be continuing, immediately before and after giving effect to such request or Loan, as the case may be.

                  (4) No event or condition exists or has occurred or has failed to occur if the effect thereof, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

                  (5) The Lenders shall have received a certificate signed by the Financial Officer of the Borrower (i) as to the compliance with
         (b), (c) and (d) above and (ii) confirming that as of the Business Day prior to the date such Loan is to be made Net Borrowing Availability under the GE Credit Agreement (giving effect on a pro forma basis to any proposed borrowing to be made under the GE Credit Agreement on the date of such proposed Loan) was less than $100,000.

                  SECTION 5.2 First Borrowing. The obligations of the Lenders in respect of the initial Loans hereunder is subject to the following additional conditions precedent:

                  (1) The Lenders shall have received one or more favorable written opinions of counsel for the Borrower dated the Closing Date, addressed to the Lenders and satisfactory to them in form and substance.

                  (2) The Lenders shall have received (i) a copy of the certificate or articles of incorporation or constitutive documents, in each case as amended to date, of the Borrower, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each from such Secretary of State or other official, in each case dated as of a recent date; (ii) a certificate of the Secretary of the Borrower dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of such person's bylaws as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item (B) below, (B) that attached thereto is a true and complete copy of a resolution adopted by such person's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Notes, the other Loan Documents and the borrowings made and to be made hereunder, as applicable, and that such resolution has not been modified, rescinded or amended and is in full force and effect, (C) that such person's certificate or articles of incorporation or constitutive documents has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to (i) above, and
         (D) as to the incumbency and specimen
         signature of each of such person's officers executing this Agreement, the Notes or any other Loan Document delivered in connection herewith or therewith, as applicable; (iii) a certificate of another of such person's officers as to incumbency and signature of its Secretary; and
         (iv) such other documents as any Lender may reasonably request.

                  (3) The Lenders shall have received a certificate, dated the Closing Date and signed by the Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 5.01 hereof and the conditions set forth in this Section 5.02.

                  (4) Each Lender shall have received its Note duly executed by the Borrower, payable to its order and otherwise complying with the provisions of Section 2.04 hereof.

                  (5) [Intentionally omitted]

                  (6) The Lenders shall have received fully executed copies of the Amendment to Warrants in the form annexed hereto as Exhibit C, and such amendment agreement shall be in full force and effect.

                  (7) The Lenders shall have received fully executed copies of an agreement in form and substance satisfactory to them modifying various provisions of the GE Credit Agreement, and such amendment agreement shall be in full force and effect.

                  (8) The Lenders shall have received evidence in form and substance satisfactory to them that all requisite third party consents (including, without limitation, the consent of the agent and the lenders under the GE Credit Agreement) to the transactions herein contemplated have been received.

                  (9) Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to the Lenders, shall have received payment in full for all legal fees charged, and all costs and expenses incurred, by such counsel through the Closing Date in connection with the transactions contemplated under this Agreement and the other Loan Documents and instruments in connection herewith and therewith.

                  (10) All legal matters in connection with the Loan Documents and the Loans shall be satisfactory to the Lenders and their counsel in their sole discretion.

                  (11) The Borrower shall have executed and delivered to the Lenders a disbursement authorization letter with respect to the disbursement of the proceeds of the Loans to be made on the Closing Date, in form and substance satisfactory to the Lenders.

                  (12) The Lenders shall have received such other documents as the Lenders or their counsel shall reasonably deem necessary or desirable.

6.       AFFIRMATIVE COVENANTS

                  The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, or any fee, expense or other Obligation payable hereunder or any other Loan Document shall be unpaid, it will, and will cause each of its subsidiaries, to:

                  SECTION 6.1 Legal Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

                  SECTION 6.2 Businesses and Properties. At all times do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, Permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; maintain and operate such businesses in the same general manner in which they are presently conducted and operated; comply with all laws, rules, regulations and governmental orders (whether Federal, state or local) applicable to the operation of such businesses whether now in effect or hereafter enacted (including, without limitation, all applicable laws, rules, regulations and governmental orders relating to public and employee health and safety and all Environmental Laws) and with any and all other applicable laws, rules, regulations and governmental orders, the lack of compliance with which would have a Material Adverse Effect; take all actions which may be required to obtain, preserve, renew and extend all Permits and other authorizations which are material to the operation of such businesses; and at all times maintain, preserve and protect all property material to the conduct of such businesses and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

                  SECTION 6.3 Insurance. (a) Keep its insurable properties adequately insured at all times by financially sound and reputable insurers, (b) maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, (c) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any of its subsidiaries, in such amount as the Lenders shall reasonably deem necessary, (d) maintain business interruption insurance to such extent as is customary with companies similarly situated and in the same or similar businesses, and (e) maintain such other insurance as may be required by law or as may be reasonably requested by the Lenders for purposes of assuring compliance with this Section 6.03.

                  SECTION 6.4 Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon its properties or any part thereof.

                  SECTION 6.5 Financial Statements, Reports, etc. Furnish to the
Lenders:

                  (1) copies of all financial statements, notices, reports, certifications, projections, management letters and other written communications provided to the agent and/or the lenders under the GE Credit Agreement, as and when same is furnished pursuant thereto.

                  (2) copies of all notices received from the agent and/or the lenders under the GE Credit Agreement or any other material agreement to which any Loan Party is a party;

                  (3) immediately upon becoming aware thereof, notice of the breach by any party of any material agreement with any Loan Party; and

                  (4) such other information as any Lender may from time to time reasonably request.

                  SECTION 6.6 Litigation and Other Notices. Give the Lenders prompt written notice of the following:

                  (1) the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans, or invalidating, or having the effect of invalidating, any provision of this Agreement, the Notes or the other Loan Documents, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

                  (2) the filing or commencement of any action, suit or proceeding against any Loan Party, whether at law or in equity or by or before any court or any federal, state, municipal or other governmental agency or authority, (i) which is material and is brought by or on behalf of any governmental agency or authority, or in which injunctive or other equitable relief is sought or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, would (A) reasonably be expected to result in liability of one or more Loan Parties in an aggregate amount of $50,000 or more, not reimbursable by insurance, or (B) materially impair the right of any Loan Party to perform its obligations under this Agreement, any Note or any other Loan Document to which it is a party;

                  (3) any Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto; and

                  (4) any development in the business or affairs of any Loan Party which has had or which is likely to have, in the reasonable judgment of any Responsible Officer of the Borrower, a Material Adverse Effect.

                  SECTION 6.7 Maintaining Records; Access to Properties and Inspections; Right to Audit. Maintain financial records in accordance with accepted financial practices and, upon reasonable notice (which may be telephonic), at all reasonable times and as often as any Lender may request, permit any authorized representative designated by such Lender to visit and inspect the properties and financial records of the Borrower and its subsidiaries and to make extracts from such financial records at the Borrower's expense, and permit any authorized representative designated by such Lender to discuss the affairs, finances and condition of the Borrower and its subsidiaries with the appropriate Financial Officer and such other officers as the Borrower shall deem appropriate and the Borrower's independent public accountants, as applicable. At the Borrower's expense, the Lenders shall have the right to audit, as often as it may request, the existence and condition of the accounts receivables, inventory, books and records of the Borrower and its subsidiaries and to review their compliance with the terms and conditions of this Agreement and the other Loan Documents.

7.       NEGATIVE COVENANTS

                  The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, or any fee, expense or other Obligation payable hereunder or in connection with any Loan Document shall be unpaid, it will not and will not cause or permit any of its subsidiaries, either directly or indirectly, to:

                  SECTION 7.1 Dividends, Distributions and Payments. Except as permitted under the GE Credit Agreement, declare or pay, directly and indirectly, any cash dividends or make any other distribution, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose.

                  SECTION 7.2 Business. Alter the nature of its business as operated on the Closing Date in any material respect.

                  SECTION 7.3 Use of Proceeds. Permit the proceeds of any Loan to be used for any purpose which entails a violation of, or is inconsistent with, Regulation T, U or X of the Board, or for any purpose other than the working capital requirements of the Borrower.

                  SECTION 7.4 Prepayment of Subordinated Indebtedness. Directly or indirectly make a voluntary prepayment, redemption, repurchase, or otherwise retire, any Subordinated Indebtedness.

                  SECTION 7.5 Negative Pledges, Etc. Enter into any agreement (other than this Agreement, any other Loan Document and the GE Credit Agreement) which (a) prohibits the creation or assumption of any Lien upon any property or asset of any Loan Party, including, without limitation, any hereafter acquired property, or (b) specifically prohibits the amendment or other modification of this Agreement or any other Loan Document.

8.       EVENTS OF DEFAULT

                  In case of the happening of any of the following events (herein called "Events of Default"):

                  (1) any representation or warranty made or deemed made or incorporated into this Agreement, the Notes or any other Loan Document, or in connection with any of the foregoing, shall prove to have been incorrect in any material respect when made or deemed to be made;

                  (2) default shall be made in the payment of any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

                  (3) default shall be made in the payment of any interest on any Note, or any fee or any other amount payable hereunder, or under the Notes or any other Loan Document when and as the same shall become due and payable and such default shall continue unremedied for ten days or more;

                  (4) default shall be made in the due observance or performance of any covenant, condition or agreement to be observed or performed on the part of any Loan Party pursuant to the terms of this Agreement, any of the Notes or any other Loan Document (other than any default of the sort described in clause (a) or (b) above), and such default shall continue unremedied for fifteen days or more;

                  (5) any Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

                  (6) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party, or of a substantial part of the property or assets of any Loan Party, under Title 11 of the United States Code or any other Federal state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Loan Party or for a substantial part of the property of any Loan Party or (iii) the winding-up or liquidation of any Loan Party; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days;

                  (7) (i) the maturity of any Indebtedness under the GE Credit Agreement shall have been accelerated or (ii) a default shall be made with respect to any Indebtedness or obligations under a capitalized lease of any Loan Party (excluding the Obligations and Indebtedness under the GE Credit Agreement) which either individually or taken together with other such Indebtedness as to which a default has occurred shall exceed $250,000 if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness or obligations under a capitalized lease (or any trustee on behalf of such holder or obligee) at its option to accelerate, the maturity of such Indebtedness or obligations under a capitalized lease;

                  (8) a judgment (not reimbursed by insurance policies of any Loan Party) or decree for the payment of money, a fine or penalty which when taken together with all other such judgments, decrees, fines and penalties shall exceed $250,000 shall be rendered by a court or other tribunal against any Loan Party and (i) shall remain undischarged or unbonded for a period of 30 consecutive days during which the execution of such judgment, decree, fine or penalty shall not have been stayed effectively or (ii) any judgment creditor or other person shall legally commence actions to collect on or enforce such judgment, decree, fine or penalty;

                  (9) this Agreement, any Note or any other Loan Documents shall for any reason cease to be, or shall be asserted by any Loan Party not to be, a legal, valid and binding obligation of any Loan Party, enforceable in accordance with its terms;

then, and in any such event (other than an event described in paragraph (e) or (f) above), and at any time thereafter during the continuance of such event, the Required Lenders may, by written notice (or facsimile notice promptly confirmed in writing) to the Borrower, take any or all of the following actions at the same or different times: (i) terminate forthwith all or any portion of the Total Commitment and (ii) declare the Notes and all Obligations to be forthwith due and payable, whereupon the principal of such Notes, together with accrued interest and fees thereon and other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Notes to the contrary notwithstanding; provided, however, that with respect to a default described in paragraph (e) or (f) above, the Total Commitment shall automatically terminate and the principal of the Notes, together with accrued interest and fees thereon and all other Obligations shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Notes to the contrary notwithstanding.

9.       MISCELLANEOUS

                  SECTION 9.1 Notices. Notices, consents and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of telex or facsimile communication, delivered by telex, graphic scanning, telecopier or other telecommunications equipment, with receipt confirmed) addressed,

                  (1) if to the Borrower or any other Loan Party, to Code-Alarm, Inc. at 950 East Whitcomb, Madison Heights, Michigan 48071, Attention:
         Craig S. Camalo

         Telecopier No.: (248) 585-4799, Telephone No.: (248) 583-9620, with a copy to Pepper Hamilton, LLP, 100 Renaissance Center, 36th Floor, Detroit, Michigan 48243-1157, Attention: Dennis S. Kayes, Telecopier
         No.: (313) 259-7926, Telephone No.: (313) 393-7450;

                  (2) if to Pegasus Partners, L.P. or Pegasus Related Partners, L.P., c/o Pegasus Investors, L.P. at 99 River Road, Cos Cob, Connecticut 06807, Attention: Richard Cion, with a copy to Kaye, Scholer, Fierman, Hays & Handler, LLP, at 425 Park Avenue, New York, New York 10022, Attention: Edmond Gabbay, Esq.; and

                  (c) If to General Electric Capital Corporation, at 10 South LaSalle Street
         Suite 2800, Chicago, Illinois 60603, Attention: Account Manager, Telecopier No.: (312) 419-5957, Telephone No.: (312) 419-0985, with copies to Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, Attention: H. Bruce Bernstein, Telecopier No.: (312) 853-7000, Telephone No.: (312) 853-7036 and General Electric Capital Corporation, 201 High Ridge Road, Stamford, Connecticut 06927-5100, Attention:
         Corporate Counsel, Telecopier No.: (203) 316-7889, Telephone No.: (203) 316-7552.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt if by any telex, facsimile or other telecommunications equipment, in each case addressed to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party.

                  SECTION 9.2 Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or any of its subsidiaries herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or any other Loan Document, shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any other fee or amount payable under the Notes or this Agreement or any other Loan Document is outstanding and unpaid and so long as the Total Commitment has not been terminated.

                  SECTION 9.3 Successors and Assigns; Participations. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower or any other Loan Party, or the Lenders, that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the written consent of all the Lenders.

                  (1) Each Lender, without the consent of the Borrower, may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement and the Loans owing to it and the Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; provided, further, however, that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower and the other Loan Parties relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement, other than amendments, modifications or waivers with respect to decreasing any fees payable hereunder or the amount of principal or the rate of interest payable on the Loans, or extending the dates fixed for any payment of principal of or interest on, the Loans or increasing or extending the Commitments or the release of all Collateral.

                  (2) Each Lender may assign by novation, to any one or more banks or other entities without the prior written consent of the Borrower, all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents. Each of Pegasus Partners, L.P. and Pegasus Related Partners, L.P. agrees that it shall not make any such assignment without the prior written consent of General Electric Capital Corporation (which shall not be withheld unreasonably) unless all Indebtedness owing to General Electric Capital Corporation under the GE Credit Agreement has been repaid in full and the commitments of the lenders under the GE Credit Agreement have been terminated. Upon effectiveness of any such assignment, (x) the assignee thereunder shall be a party hereto and, to the extent provided in the agreement governing such assignment, have the rights and obligations of a Lender hereunder and under the other Loan Documents and (y) the Lender which is assignor thereunder shall, to the extent of such assignment, be released from its obligations under this Agreement (but shall continue to be entitled to the benefits of those Sections under the Loan Documents that by their terms survive termination of this Agreement, including, without limitation, Section 9.04 of this Agreement).

                  (3) Notwithstanding any other provision herein, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.03, disclose to the assignee or participant or proposed assignee or participant, any information, including, without limitation, any Information, relating to the Borrower furnished to such Lender by or on behalf of the Borrower in connection with this Agreement; provided, however, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential Information relating to the Borrower received from such Lender.

                  SECTION 9.4 Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by any Lender in connection with the preparation of this Agreement and the other Loan Documents or with any amendments, modifications, waivers, extensions, renewals, renegotiations or "workouts" of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by any Lender in connection with the enforcement or protection of its rights in connection with this Agreement or any of the other Loan Documents or with the Loans made or the Notes issued hereunder, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing and, in connection with such enforcement or protection, the reasonable fees and disbursements of counsel for the Lenders. The Borrower further indemnifies each Lender from and agrees to hold them harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

                  (1) The Borrower indemnifies each Lender and its respective directors, officers, employees and agents against, and agrees to hold each Lender and each such person harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Lender or any such person arising out of, in any way connected with, or as a result of (i) the use of any of the proceeds of the Loans, (ii) this Agreement or the other Loan Documents, (iii) the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the Total Commitment) and consummation of the transactions contemplated hereby and thereby, (iv) breach of any representation or warranty, or (v) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not any Lender or any such person is a party thereto; provided, however, that such indemnity shall not, as to any Lender, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the gross negligence or willful misconduct of such Lender.

                  (2) The Borrower indemnifies, and agrees to defend and hold harmless the Lenders and their respective officers, directors, shareholders, agents and employees (collectively, the "Indemnitees") from and against any loss, cost, damage, liability, lien, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees and reasonable expenses for investigation, removal, cleanup and remedial costs and modification costs incurred to permit, continue or resume normal operations of any property or assets or business of the Borrower or any subsidiary thereof) arising from a violation of, or failure to comply with any Environmental Law and to remove any Lien arising therefrom except to the extent caused by the gross negligence or willful misconduct of any Indemnitee, which any of the Indemnitees may incur or which may be claimed or recorded against any of the Indemnitees by any person.

                  (3) The provisions of this Section 9.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or the Notes, or any investigation made by or on behalf of any Lender. All amounts due under this Section 9.04 shall be payable on written demand therefor.

                  SECTION 9.5 Applicable Law. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

                  SECTION 9.6 Payments on Business Days. (a) Should the principal of or interest on the Notes or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

                  (1) All payments by the Borrower hereunder and all Loans made by each Lender hereunder shall be made in lawful money of the United States of America in immediately available funds at the address of such Lender set forth in Section 9.01 hereof (or otherwise in accordance with the written instruction of such Lender).

                  SECTION 9.7 Waivers; Amendments. (a) No failure or delay of any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lenders hereunder are cumulative and not exclusive of any rights or remedies which they may otherwise have. No waiver of any provision of this Agreement or the Notes nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Borrower in any case shall entitle it to any other or further notice or demand in similar or other circumstances. Each holder of any of the Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

                  (1) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) change the principal amount of, or extend or advance the maturity of or the dates for the payment of principal of or interest on, any Note or reduce the rate of interest on any Note, (ii) change the Commitment of any Lender or amend or modify the provisions of this Section,
Section 2.10, Section 7.03, Section 9.04 or Article X hereof, or the definition of "Required Lenders." Each Lender and holder of any Note shall be bound by any modification or amendment authorized by this Section regardless of whether its Notes shall be marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall be so marked.

                  (c) Notwithstanding anything to the contrary contained herein or elsewhere, no amendment or modification of Article X hereof or this Section 9.07(c) shall be effective without the prior written consent of the holders of a majority in principal amount of the Senior Indebtedness then outstanding (or their authorized representative).

                  SECTION 9.8 Severability. In the event any one or more of the provisions contained in this Agreement or in the Notes should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

                  SECTION 9.9 Entire Agreement; Waiver of Jury Trial, etc. (a) This Agreement, the Notes and the other Loan Documents constitute the entire contract between the parties hereto relative to the subject matter hereof. Any previous agreement among the parties hereto with respect to the Transactions is superseded by this Agreement, the Notes and the other Loan Documents. Except as expressly provided herein or in the Notes or the Loan Documents (other than this Agreement), nothing in this Agreement, the Notes or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the Notes or the other Loan Documents.

                  (1) Except as prohibited by law, each party hereto hereby waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement, the Notes, any of the other Loan Documents or the Transactions.

                  (2) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph (b) of this Section 9.09 any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

                  (3) Each party hereto (i) certifies that no representative, agent or attorney of any Lender has represented, expressly or otherwise, that such Lender would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that it has been induced to enter into this Agreement, the Notes or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

                  SECTION 9.10 Confidentiality. Each Lender agrees to keep confidential (and to cause its officers, directors, employees, agents and representatives to keep confidential) all information, materials and documents furnished to such Lender (the "Information"). Notwithstanding the foregoing, each Lender shall be permitted to disclose Information (i) to such of its officers, directors, employees, agents and representatives as need to know such Information in connection with its participation in any of the Transactions or the administration of this Agreement or the other Loan Documents; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority; (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to such Lender on a non-confidential basis from a source other than the Borrower or another Loan Party or (C) was available to such Lender on a non-confidential basis prior to its disclosure to such Lender by the Borrower or another Loan Party; (iv) to the extent the Borrower or another Loan Party shall have consented to such disclosure in writing; or (vi) to any assignee or participant or any proposed assignee or participant.

                  SECTION 9.11 Submission to Jurisdiction. (a) Any legal action or proceeding with respect to this Agreement or the Notes or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower and each of the other Loan Parties hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

                  (1) The Borrower and each other Loan Party hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (2) The Borrower and each other Loan Party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, at its address set forth in Section 9.01 hereof.

                  (3) Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower or any other Loan Party in any other jurisdiction.

                  SECTION 9.12 Counterparts; Facsimile Signature. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Lenders. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.

                  SECTION 9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon, at the rate determined in accordance with in Sections 2.05 and 2.08 hereof , to the date of repayment, shall have been received by such Lender.

                  SECTION 9.14 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

10.      SUBORDINATION

                  SECTION 10.1 General. Notwithstanding anything to the contrary contained elsewhere in this Agreement or any other Loan Document, subject to the terms and conditions of this Article, the Senior Indebtedness shall first be paid in full in cash, before any payment is made or provided for on account of the Obligations other than any mandatory repayment of the Loans required under
Section 2.04(d) hereof.

                  SECTION 10.2 Limitation on Payment and Remedies.

                  (1) Upon receipt by the Borrower and the Lenders of a Blockage Notice, then unless and until (i) all Senior Defaults that gave rise to the Blockage Notice shall have been remedied or waived in writing or shall have ceased to exist or (ii) the Senior Indebtedness in respect of which such Senior Defaults shall have occurred shall have been paid in full in cash, no direct or indirect payment (in cash, property or securities, by set-off or otherwise) of or on account of the principal of or interest on the Notes or as a sinking fund for the Notes or in respect of any redemption, retirement, purchase or other acquisition of the Notes shall be made prior to the expiration of the resulting Blockage Period.

                  (2) As long as any Senior Indebtedness remains outstanding, the Lenders shall not declare the Obligations to be due and payable, or bring suit or commence any proceeding or other enforcement action against the Borrower or any other Loan Party, by reason of any Event of Default prior to the expiration of 10 Business Days (a "Remedy Standstill Period") after the written notice of intention to accelerate or exercise such other remedies on account of the occurrence of such Event of Default, specifying same (the "Remedy Notice") shall have been given by the Required Lenders to the Borrower and the holders of the Senior Indebtedness (or their authorized agent), unless the holders of any Senior Indebtedness shall have caused such Senior Indebtedness to become due prior to its stated maturity or any Event of Default described in clause (e) or
(f) of Article VIII hereof shall have occurred; provided, however, that if at the time the Remedy Standstill Period would otherwise expire a Blockage Period is in effect, then such Remedy Standstill Period shall be extended to the earlier to occur of (i) 90 days from the date of the Remedy Notice or (ii) such earlier date as the Blockage Period shall have terminated or expired. Upon the expiration or termination of any Remedy Standstill Period, the Lenders shall be entitled to exercise any of their rights with respect to the Notes other than any right to accelerate the maturity date of the Notes based upon the occurrence of any Event of Default which has been cured or otherwise remedied during the Remedy Standstill Period.

                  (3) Notwithstanding the foregoing, any Blockage Period or Remedy Standstill Period shall be inapplicable or cease to be effective if an Event of Default described in clause (e) or (f) of Article VIII hereof shall have occurred. In addition, any Blockage Period or Remedy Standstill Period shall cease to be effective if at any time during such period: (i) substantial assets of the Borrower are sold or otherwise disposed of outside of the ordinary course of business for less than fair value; (ii) payment or any distribution of any character, whether in cash, securities or other property of the Borrower shall be made to or received by any creditor on any Indebtedness which is on the same level of priority with or junior and subordinate in right of payment to the Obligations or (iii) a notice of acceleration of the maturity of the Senior Indebtedness shall have been transmitted to the Borrower.

                  SECTION 10.3 Subordination Upon Certain Events. Upon the occurrence of any Event of Default described in clause (e) or (f) of Article VIII hereof:

                  (1) Upon any payment or distribution of assets of the Borrower to creditors of the Borrower, holders of Senior Indebtedness shall be entitled to receive payment in full in cash before the Lenders shall be entitled to receive any payment in respect of the Obligations.

                  (2) Until all Senior Indebtedness is paid in full in cash, any distribution to which the Lenders would be entitled but for this Article X shall be made to holders of Senior Indebtedness, as their interests may appear.

                  SECTION 10.4 Payments and Distributions Received. If the Lenders shall have received any payment from or distribution of assets of the Borrower in respect of the Obligations in contravention of the terms of this
Article X or in contravention of Section 2.09(a) hereof, then and in such event payment or distribution shall be received and held in trust for and shall be paid over or delivered to the holders of Senior Indebtedness (or their authorized agent) to the extent necessary to pay all such Senior Indebtedness in full.

                  SECTION 10.5 No Prejudice or Impairment. The rights of the holders of Senior Indebtedness under this Article shall remain in full force and effect without regard to, and shall not be impaired or affected by, (a) any amendment, modification, restatement, waiver, compromise, release or consent with respect to the GE Credit Agreement or other instrument evidencing or governing any Senior Indebtedness, (b) any loss, release, subordination or depreciation of any collateral or guaranty for the Senior Indebtedness, (c) any failure to collect or receive payment of any Senior Indebtedness or (d) any invalidity, unenforceability or subordination of any Senior Indebtedness in any insolvency, bankruptcy or similar proceeding.

                  SECTION 10.6 Subrogation. After all amounts payable under or in respect of Senior Indebtedness are paid in full in cash and all commitments of the lenders under the GE Credit Agreement have been terminated, the Lenders shall be subrogated to the rights of holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the Lenders have been applied to the payment of Senior Indebtedness. A distribution made under this Article X to a holder of Senior Indebtedness which otherwise would have been made to the Lenders is not, as between the Borrower and the Lenders, a payment by the Borrower in respect of Senior Indebtedness.

                  SECTION 10.7 Relative Rights. The provisions of this Article X are for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness and are solely for the purpose of defining the relative rights of the Lenders, on the one hand, and the holders of Senior Indebtedness, on the other hand. The parties hereto expressly intend that the holders of the Senior Indebtedness are third party beneficiaries of the provisions of this
Article X to the same extent and effect as if they were signatories hereto. Nothing in this Agreement shall: (i) impair, as between the Borrower and the Lenders, the obligation of the Borrower, which is absolute and unconditional, to pay principal of and interest (including default interest) on the Notes and all other Obligations in accordance with its terms; (ii) affect the relative rights of Lenders and creditors of the Borrower other than holders of Senior Indebtedness; or (iii) except as provided in Section 10.02(b), prevent the Lenders from exercising their available remedies upon a Default or Event of Default, subject to the rights, if any, under this Article X of holders of Senior Indebtedness to receive distributions otherwise payable to the Lenders. No right of any holder of any Senior Indebtedness to enforce the subordination of the Obligations shall be impaired by any failure by the Borrower to comply with this Article X.

                  SECTION 10.8 Section Not to Prevent Events of Default. The failure to make a payment on account of principal of or interest on the Notes or other Obligations by reason of any provision of this Article X shall not be construed as preventing the occurrence of a Default or an Event of Default.



                                      * * *

                  IN WITNESS WHEREOF, the Borrower and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     CODE-ALARM, INC.


                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     PEGASUS PARTNERS, L.P.

                                     By: Pegasus Investors, L.P., its general
                                         partner
                                     By: Pegasus Investors GP, Inc., its general
                                         partner

                                     By:
                                         ---------------------------------------
                                         Name:
                                         Title:

                                     PEGASUS RELATED PARTNERS, L.P.

                                     By: Pegasus Investors, L.P., its general
                                         partner
                                     By: Pegasus Investors GP, Inc., its general
                                         partner

                                     By: ---------------------------------------
                                         Name:
                                         Title:

                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION

                                     By: ---------------------------------------
                                         Name:
                                         Title:

                                                                   SCHEDULE 2.01


                                   COMMITMENTS

                                                      Approximate Percentage
Lender                                 Commitment            of Total Commitment


Pegasus Partners, L.P.                 $   319,386.36           21.292424%

Pegasus Related Partners, L.P.         $   830,613.64           55.374243%

General Electric Capital
Corporation                            $   350,000.00           23.333333%
                                       --------------          ----------

                                       $ 1,500,000.00          100.00%